EXHIBIT 10.2

MASTER TECHNICAL SERVICES AGREEMENT	Agreement # 4998CC0044-002

STATEMENT OF WORK	SOW # 4908021177

TECHNICAL SERVICES STATEMENT OF WORK

by and between

CDI Corporation

and

International Business Machines Corporation

Effective as of June 28, 2008

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TABLE OF CONTENTS

1. BACKGROUND AND OBJECTIVES		3
1.1	Background.	3
1.2	Objectives.	3
1.3	Construction.	4

2. DEFINITIONS		4
2.1	Certain Definitions.	4
2.2	Other Terms; Interpretation.	6

3. SERVICES		6
3.1	Provision of Services.	6
3.2	Recipients of the Services.	7

4. TERM		8
4.1	Term.	8
4.2	Extension.	8

5. SUPPLIER PERSONNEL		8
5.1	Qualifications, Warranty and Replacement of Supplier Personnel.	8
5.2	Supervision of Supplier Personnel.	9
5.3	On Premises Guidelines.	9

6. PROPRIETARY RIGHTS		10
6.1	Buyer Works.	11
6.2	Supplier Works.	11
6.3	Third Party Works.	11
6.4	Rights in Developed Works.	12
6.5	Export.	13

7. PERFORMANCE STANDARDS		13
7.1	General.	13

8. SUPPLIER RESPONSIBILITIES		13
8.1	Performance Measurements and Reports.	13
8.2	Change Control.	14
8.3	Loan of Buyer Assets.	14
8.4	Use of Subcontractors.	14
8.5	Contractor Sourcing Application.	15

9. AUDITS		16
9.1	Audit Rights.	16
9.2	Audit Follow-Up.	17

10. BUYER RESPONSIBILITIES		17
10.1	Responsibilities.	17
10.2	Solicitation of Supplier Personnel.	18
10.3	Supplier Personnel Time Reporting.	18

11. CHARGES		18
11.1	General.	18
11.2	Offsets.	18
11.3	Global Resources.	18

12. INVOICING AND PAYMENT		19
12.1	Invoicing.	19

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12.2	Payment Due.	19
12.3	Accountability.	20
12.4	Transition to SOW Pricing.	20
12.5	Pricing of Non-Recruited Resources.	20

13. SAFEGUARDING OF DATA		20
13.1	Buyer Information.	20
13.2	Safeguarding Data; Compliance with Security and Control Requirements.	21
13.3	Unauthorized Access.	21
13.4	Data Privacy.	21

14. CONFIDENTIALITY		22
14.1	Confidential Information.	22
14.2	Obligations.	22

15. REPRESENTATIONS AND WARRANTIES		23
15.1	Works.	23
15.2	Compliance With Laws and Regulations.	23
15.3	Viruses.	24
15.4	Disabling Code.	24

16. INSURANCE		24
16.1	Risk of Loss.	24

17. GENERAL		24
17.1	Notices.	24
17.2	Counterparts.	25
17.3	Headings.	25
17.4	Severability.	25
17.5	Consents and Approval.	25
17.6	Waiver of Default.	25
17.7	Cumulative Remedies.	25
17.8	Survival.	25
17.9	Public Disclosures and Marks.	26
17.10	Amendment.	26
17.11	Incorporation by Reference.	26
17.12	Buyer Policies.	26

LIST OF SCHEDULES

Schedule A	Prices
Schedule B	Job Roles
Schedule C	Performance Measurements and Reports
Schedule D	Forms
Schedule E	Federal Addendum
Schedule F	Travel Expense Guidelines
Schedule G	Information Technology Computer Security & Use Guidelines (ITCS300)
Schedule H	US Requirements for Supplier Contracts for Health Care Industry Customers

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MASTER TECHNICAL SERVICES AGREEMENT	Agreement # 4998CC0044-002

STATEMENT OF WORK	SOW # 4908021177

STATEMENT OF WORK

This Statement of Work (“SOW”), effective as of June 28, 2008 (the “Effective Date”), is entered into by and between CDI Corporation, a Pennsylvania corporation having a place of business at 1717 Arch Street, 35th Floor, Philadelphia, PA 19103-2768 (“Supplier”) and International Business Machines Corporation, a New York corporation with its principal place of business located at New Orchard Road, Armonk, New York 10504, (“Buyer”) for Supplier to provide Services for the benefit of Buyer’s internal use and resale to Buyer Customers.

This SOW # 4908021177 fully incorporates by this reference, the terms and conditions of Technical Services Agreement # 4998CC0044-002 (“Base Agreement”) between Buyer and Supplier. Services and Deliverables provided under this SOW will be in accordance with, and subject to, the terms and conditions of this SOW and its Schedules, Attachments, the Base Agreement and any applicable Work Authorizations (“WAs”). This SOW is not a WA.

As used in this SOW, “Party” means either Supplier or Buyer, as appropriate, and “Parties” means Supplier and Buyer collectively. The Parties agree that the following terms and conditions shall apply to the Services to be provided by Supplier under this SOW in consideration of certain payments to be made by Buyer.

1.	BACKGROUND AND OBJECTIVES

1.1	Background

This SOW is being made and entered into with reference to the following:

(a)	In May 2008, Buyer completed a competitive evaluation of Supplier’s quality, cost trends, timeliness, flexibility, and technical capabilities.

(b)	Supplier acknowledges that it is in the business of providing the types of information technology services covered under this SOW. Supplier represents that, by leveraging the talent and resources of its Affiliates and subcontractors, Supplier has the skills, qualifications and experience necessary to perform and manage those Services requested by Buyer under this SOW and related WAs, in an efficient, cost-effective and controlled manner, with a high degree of quality and responsiveness. Supplier has performed services similar to the Services for other customers.

(c)	In reliance upon the foregoing and Supplier’s commitment below in Section 3.1(c) to obtain, utilize and leverage the talent and resources of Supplier, Supplier’s Affiliates and Supplier’s subcontractors, Buyer has selected Supplier to provide the Services under this SOW. This SOW documents the terms and conditions under which Buyer agrees to purchase, and Supplier agrees to provide, such Services.

1.2	Objectives

The Parties agree upon certain goals and objectives for this SOW, including the following:

(a)	Leveraging the industry expertise and experience of Supplier to permit Buyer to support it and its Customers’ goal of gaining a competitive edge in their marketplaces.

(b)	Leveraging technology in ways that provide business solutions that are relevant, consistent, interoperable, cost-effective, and of high quality.

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(c)	Establishing a flexible contractual relationship that will provide value and be highly responsive to the demands of Buyer’s business, to changes in the business environment, and to changes in technology and methods for providing technology services.

1.3	Construction

The provisions of this Article 1 are intended to be a general introduction to this SOW and are not intended to expand the scope of the Parties’ obligations under this SOW or to alter the plain meaning of the terms and conditions of this SOW or the Base Agreement. However, to the extent the terms and conditions of this SOW do not address a particular circumstance or are otherwise unclear or ambiguous, such terms and conditions are to be interpreted and construed so as to give the fullest possible effect to the goals and objectives set forth in the statement of background and objectives.

2.	DEFINITIONS

2.1	Certain Definitions

As used in this SOW:

“Authorized Users” are users of Services within and outside of Buyer including, but not limited to, Recipient employees, business units, vendors, Customers, contractors, joint ventures, etc.

“Blocked Invoices” means invoices that have been submitted by Supplier and received by Buyer that contain inaccurate pricing information, resulting in the inability of Buyer’s Accounts Payable to effect payment.

“Buyer Data” means information entered into software or equipment by or on behalf of one or more of the Buyer entities, as well as information derived from this information, including any such information as stored in or processed through equipment or software.

“Buyer Information” means all information, in any form, furnished or made available directly or indirectly to Supplier by Buyer or otherwise obtained by Supplier from Buyer. Buyer Information includes Buyer Confidential Information.

“Buyer Works” means a Work, trade secret, trademark, moral right, or other domestic or foreign intellectual property right owned by IBM or its Affiliates that is used by Supplier to provide the Services. Buyer Works shall include IBM Software.

“Bypass” means the commencement of work by Supplier Personnel prior to issuance of a valid Buyer WA.

“Client” or “Requester” means the various IBM divisions and organizations (such as, but not limited to IBM Global Services, Lotus Development, etc.) individually and collectively.

“Contract Year” means any twelve (12) month period commencing on the Effective Date or any anniversary thereof during the Term.

“Customer Works” means a Work, trade secret, trademarks, moral right, or other domestic or foreign intellectual property right owned by any one or more of IBM Customer entities that is used to provide the Services. Customer Works shall include Customer software.

“Effective Date” has the meaning set forth in the preamble of this SOW.

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“Global Resources” means Services provided to Buyer from lower cost countries (including Eastern Europe, Asia Pacific and Latin America).

“Including” and its derivatives, whether or not capitalized, means including without limitation.

“NMSDC” is the “National Minority Supplier Development Council.”

“Overtime” means hours worked over 40 hours in a Work Week except in states that require payment to non-exempt employees who work more than eight hours per day.

“Personal Information” has the meaning given in Section 15.2(a)(i).

“Privacy Laws” has the meaning given in Section 15.2(a).

“Service Level” has the meaning set forth in Section 7.1.

“Services” has the meaning given in Section 3.1(a).

“Software” means Applications Software and Systems Software unless a more specific reference is given.

“Specified Skills” are standard skills found on the rate matrix.

“Supplier Performance Evaluation” or “SPE” means a report that provides performance feedback to Supplier on its relative ranking against competitors by measuring technology, flexibility, quality, performance to commitments, and communication.

“Supplier Personnel” means agents, employees or subcontractors engaged or appointed by Supplier to perform the Services.

“Supplier Works” means a Work, trade secret, trademark, moral right, or other domestic or foreign intellectual property right owned by Supplier Personnel or its Affiliates that is used to provide the Services.

“Term” has the meaning specified in Section 4.1.

“Third Party Software” means Software owned by a third party that is used to provide the Services (including related documentation).

“Third Party Work” means a Work, trade secret, trademark, moral right, third party source code or other domestic or foreign intellectual property right owned by a third party that is used to provide the Services. Third Party Works shall include Third Party Software and third party open source code.

“Use” means to access, use, copy, maintain, modify, enhance, perform, display, distribute (internally only) and create derivative works. The definition of “Use” shall not be deemed to imply any grant of right to source code.

“Virus” has the meaning given in Section 15.3.

“WBENC” is the “Women’s Business Enterprise National Council.”

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STATEMENT OF WORK	SOW # 4908021177

“Work” means any tangible or intangible work, invention, improvement, discovery, process, writing, design, model, drawing, photograph, report, formula, pattern, device, compilation, database or computer program, whether or not protectable under Title 17 of the U.S. Code and whether or not patentable or otherwise protectable under Title 35 of the U.S. Code, that are conceived of, prepared, procured, generated or produced, whether or not reduced to practice.

“Work Week” A normal workweek (24 hour clock) begins at 12:00:00 a.m. Saturday and ends at 11:59:59 p.m. Friday.

2.2	Other Terms; Interpretation

(a)	Other terms used in this SOW are defined where they are used and shall have the meanings there indicated.

(b)	Terms other than those defined in this SOW shall be given their plain English meaning, and those terms, acronyms and phrases known in the information technology services industry shall be interpreted in accordance with their generally known meanings.

(c)	References to “Article”, “Section”, or “Schedule” shall be references to an Article, Section, or Schedule of this SOW, respectively, unless otherwise specifically stated.

(d)	Throughout this SOW, “Supplier” shall be read to mean Supplier Personnel and its Affiliates unless the context is clear that it is solely a Supplier obligation under this SOW.

3.	SERVICES

3.1	Provision of Services

(a)	Commencing on the Effective Date, Supplier shall provide the following Services and perform the following functions and responsibilities, each as they may evolve during the Term and as they may be supplemented, modified enhanced or replaced from time to time:

(i)	The services, functions and responsibilities described in this SOW;

(ii)	The services, functions and responsibilities that are of a nature and type that would ordinarily be performed by the Supplier, even if such services, functions and responsibilities are not specifically described in this SOW;

(iii)	The comprehensive technical services that may be required to be provided under this SOW, either on Supplier’s, Buyer’s or Buyer’s Customer’s premises as specified in a WA. Accordingly, Supplier will provide a full range of technical personnel, in accordance with the Skill Classifications detailed in Schedule B hereto, including but not limited to the following:

Computer Operator	Programmer

Customer Engineer	Project Manager

Database Management	Service Support

Designer Technician	Software Tester

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End User Support Engineer	Systems Analyst

Network Management Specialist	Systems Engineer

Technical Writer

(iv)	Any services, functions, or responsibilities not specifically described in this SOW that are required for the proper performance and provision of the Services.

(Such services, functions and responsibilities described in this Section 3.1(a), collectively the “Services”).

(b)	Except as provided otherwise in this SOW and as part of the Services, Supplier will be proactive in identifying opportunities to implement new technologies that will improve the Services at a reduced cost.

(c)	In those instances, when Supplier Personnel are working at the Supplier’s site or a remote location (not Buyer’s or Buyer’s Customer locations), Supplier shall be responsible for providing any and all facilities, assets and resources (including personnel, facilities, equipment and software) as necessary and appropriate for delivery of the Services and to meet Supplier’s obligations under this SOW, unless otherwise directed by Buyer. Supplier shall obtain, utilize and leverage the talent and resources of Supplier and its global network of Affiliates and subcontractors in providing the Services.

(d)	The Services will be performed by Supplier as necessary to meet Buyer’s business needs using generally acknowledged technological advancements and improvements in the methods of delivering the Services.

(e)	Supplier and Supplier’s subcontractors shall be obligated to abide by, and comply with Buyer’s then-current standards, policies and procedures. Such obligations currently include the obligation to refrain from engaging in any concurrent employment that creates a conflict of interest or interferes with the provision of Services to Buyer. Supplier agrees to advise its employees and subcontractors performing Supplier obligations hereunder, of their responsibilities under this SOW.

3.2	Recipients of the Services

(a)	Supplier shall provide the Services to Buyer and its Affiliates to the extent necessary, and upon request by Buyer, to any Customers of Buyer (Buyer and each such recipient of Services described above, a “Recipient”). Buyer shall be responsible for paying the charges for Services provided to Recipients to the same extent as if the Services were provided only to Buyer. To the extent Services are characterized in this SOW as to be provided to Buyer, those references will be deemed to include the provision of such Services to other Recipients as requested by Buyer.

(b)

In the event that an entity receiving Services as a Recipient no longer meets the definition of “Recipient” (e.g., due to Buyer’s divestiture of an Affiliate) (each such entity a “Former Recipient”), then upon Buyer’s request, Supplier shall continue to provide the Services to such entity after the date such entity becomes a Former Recipient for a period of time requested by Buyer; provided, however, that such time period shall not exceed the time period during which Buyer has the right to receive Services under this SOW and that the Former Recipient agrees with Buyer in writing to abide by the terms and conditions of this SOW. Buyer shall (i) remain the primary point of contact with Supplier with respect

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to those Services provided to a Former Recipient, and (ii) remain obligated to perform its payment obligations under this SOW with respect to those Services provided to a Former Recipient. For purposes of this SOW, Services provided to a Former Recipient shall be deemed to be Services provided to Buyer.

4.	TERM

4.1	Term

The term of this SOW shall begin on the Effective Date and shall expire on July 1, 2011 except to the extent this SOW is terminated in whole or in part earlier, or is extended, each in accordance with the terms of this SOW and the Base Agreement (the “Term”).

4.2	Extension

(a)	By giving at least a one month written notice to Supplier, Buyer shall have the right to extend the Term, for a maximum of up to three (3) years, at the terms and conditions and prices then in effect. Buyer shall have three (3) such extension options of up to three (3) years each, with Buyer having the right to specify the particular length of such extension period.

5.	SUPPLIER PERSONNEL

5.1	Qualifications, Warranty and Replacement of Supplier Personnel

(a)	Supplier shall assign only qualified individuals to perform the Services. The individuals Supplier assigns to perform the Services will have suitable training, education, experience and skill to perform the Services.

(b)	Supplier will provide a 30-working day warranty on Services. In the event Supplier Personnel ceases performing under a WA issued against this SOW, within the first 30 working days for any reason other than Buyer’s termination without cause, Buyer will not be billed for Services performed within such 30 working day period. In addition, replacement Supplier Personnel (either following a Supplier Personnel who left during the first 30 working days or following later in a Project due to Buyer action for Cause or Supplier action with or without Cause) will be non-billable during the period for which it takes them to become proficient as a replacement, up to 20 additional working days.

(c)	Supplier will provide Buyer with notice, except for its Supplier Personnel under 5.1(b), when any of Supplier Personnel are removed from providing Services under any WA utilizing this SOW. Supplier shall provide this information at the earliest possible time, but not less than one (1) week in advance of voluntary removal.

(d)	To the extent that any anticipated or actual delays in meeting Buyer’s deadlines or scheduled completion dates for work being performed hereunder are directly attributable to the documented and demonstrated unacceptable performance of any Supplier Personnel, Supplier shall provide additional temporary personnel, as requested by Buyer and at no charge to Buyer, in order to complete, in a timely manner, the assignment involved.

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5.2	Supervision of Supplier Personnel

(a)	Supplier will provide consistent and effective supervision of its Personnel provided under this SOW, at no additional cost to Buyer. Consistent and effective supervision shall include regular interaction and communication with their employees either in person or through other effective means.

(b)	Supplier’s supervisor shall be responsible for exercising full supervisory authority over all day-to-day employment relationship decisions relating to Suppliers’ Personnel, including those decisions relating to: wages, hours, terms and conditions of employment, hiring, discipline, performance evaluations, termination, counseling and scheduling.

(c)	Supplier’s supervisors at each work location will be responsible to know that work location’s planned holiday (and other closing) schedules and the impacts all such schedules have on Supplier Personnel.

(d)	Supplier Personnel must clearly know, in all situations, and, at all times, who their supervisor is and how that supervisor can be contacted. Supplier will ensure that all of its Personnel working under this SOW continue to be aware of this information. Supplier shall also be responsible to ensure that its employees understand that employment related issues should be brought forward solely to Supplier and not IBM.

5.3	On Premises Guidelines

These Guidelines shall apply to work performed on either Buyer’s or Buyer’s Customer’s premises or Buyer’s or Buyer’s Customers’ projects.

(a)	Access to Premises: Supplier will ensure that when Supplier Personnel are assigned to work on either Buyer’s or Buyer’s Customer’s premises or on Buyer’s or Buyer’s Customers’ projects. Supplier will: (i) maintain a current and complete list of the person’s names and social security numbers; (ii) obtain for each person a valid identification badge from Buyer and ensure that it is displayed to gain access to and while on those premises (it is Buyer’s policy to deactivate any such badge if not used for one month); (iii) Maintain signed acknowledgement, dated prior to the start of an engagement, that each person will comply with Buyer’s Safety & Security Guidelines including search guidelines; (iv) ensure that each person with regular access to Buyer’s premises registers their vehicles with Buyer and complies with all parking restrictions; (v) inform Buyer in advance if a former employee of Buyer will be assigned to work under this SOW, such assignment being subject to Buyer approval; (vi) at Buyer’s request, for any reason that is not unlawful, remove a person from those premises and not reassign such person to work on those premises (Buyer is not required to provide a reason for such request); and (vii) notify Buyer immediately upon completion or termination of any assignment and return Buyer’s identification badge.

(b)

Criminal Background Investigations: Before placement of Supplier Personnel on a Buyer or Buyer Customer project under this SOW, for every person (including persons who are not U.S. citizens, or permanent residents of the U.S.), to the fullest extent permitted by applicable law, Supplier shall perform or have performed a criminal background check covering the counties, states, and/or countries in which the person was employed or resided for the past seven years (or longer as required by applicable law). Supplier will not provide persons who, within the past seven years, or longer as required by applicable law: (a) have felony convictions or misdemeanor convictions involving violence or dishonesty; (b) have a restriction (e.g. a court order or restrictive covenant) that would prevent the candidate from providing services or impose limitations on the services that the candidate is able to provide to Buyer; or (c) may present a higher than

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normal security risk to Buyer. A PO will not be issued unless background checks under this subsection have been completed within the past 3 years, (unless prohibited by applicable law), and is on file with the Supplier. Upon Buyer’s request, Supplier will provide documentation to verify compliance with this Article 5.3, Subsections (a) and (b). Each time Buyer’s audit reveals Supplier’s failure to fully comply with this subsection, including criminal background checks that are greater than three (3) years old, Buyer will assess, and Supplier agrees to pay, an amount equal to $10,000 for the first occurrence/ purchase order and $1,000.00 for each occurrence/purchase order thereafter. For subsequent conditions of non-compliance, Buyer may assess additional penalties, which may include termination of this SOW.

(c)	General Business Activity Restrictions: Supplier will ensure that Supplier Personnel assigned to work on either Buyer’s or Buyer’s Customer’s premises or Buyer’s or Buyer’s Customers’ projects: (i) will not conduct any non-Buyer related business activities (such as interviews, hirings, dismissals,or personal and personnel solicitations) on those premises; (ii) will not conduct Supplier Personnel training on those premises, except for on-the-job training; (iii) will not attempt to participate in Buyer’s benefit plans or activities; (iv) will not send or receive non-Buyer related mail through Buyer’s mail systems; and (v) will not sell, advertise or market any products or distribute printed, written or graphic materials on Buyer’s premises without Buyer’s written permission.

(d)	Safety and Security: Supplier will ensure that Supplier Personnel assigned to work on either Buyer’s or Buyer’s Customer’s premises or Buyer’s or Buyer’s Customers’ projects: (i) do not bring weapons of any kind onto those premises; (ii) do not manufacture, sell, distribute, possess, use or be under the influence of controlled substances (for nonmedical reasons) or alcoholic beverages while on those premises; (iii) do not have in their possession hazardous materials of any kind on those premises without Buyer’s authorization; (iv) acknowledge that all persons, property, and vehicles entering or leaving those premises are subject to search; and (v) remain in authorized areas only (limited to the work locations, cafeterias, rest rooms and, in the event of a medical emergency, Buyer’s medical facilities). Supplier will promptly notify Buyer of any accident or security incidents involving loss of or misuse or damage to Buyer’s intellectual or physical assets; physical altercations; assaults; or harassment and provide Buyer with a copy of any accident or incident report involving the above. Supplier must coordinate with Buyer access to Buyer’s premises during non-regular working hours.

(e)	Asset Control: In the event Supplier Personnel have access to information, information assets, supplies or other property, including property owned by third parties but provided to Supplier Personnel by Buyer (“Buyer Assets”), Supplier Personnel: (i) will not remove Buyer or Buyer’s Customer’s Assets from either Buyer’s or Buyer’s Customer’s premises or Buyer’s or Buyer’s Customers’ projects without Buyer’s authorization; (ii) will use such Assets only for purposes of this SOW and reimburse Buyer for any unauthorized use; (iii) will only connect with, interact with or use programs, tools or routines that Buyer agrees are needed to provide Services; (iv) will not share or disclose user identifiers, passwords, cipher keys or computer dial port telephone numbers; and (v) in the event the Buyer Assets are confidential, will not copy, disclose or leave such assets unsecured or unattended. Buyer may periodically audit Supplier’s data residing on Buyer’s information assets.

6.	PROPRIETARY RIGHTS

This Article addresses the Parties’ respective rights and obligations in intellectual property. Each grant by Buyer of a license to Use, or of rights of Use, pursuant to this Article 6 shall be deemed to include, subject

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to the other provisions of this SOW, a grant of such license or rights to Authorized Subcontractors and Supplier Affiliates. Works made available by Buyer to Supplier are made available on an “as is”, “where is” basis, with no warranties whatsoever.

6.1	Buyer Works

(a)	Subject to the licenses granted under this Section 6.1, Buyer retains all right, title and interest in and to Buyer Works, including all domestic and foreign intellectual property rights in such Buyer Works and all modifications, enhancements and derivative works thereof. Supplier shall not attempt to assert, and shall preclude its Personnel and Affiliates from attempting to assert, any ownership interest in Buyer Works. To the extent that Buyer provides Supplier with Buyer Works to use to perform Services hereunder, Buyer hereby grants Supplier the right to use such Buyer Works solely to the extent necessary to perform such Services.

(b)	As of the Effective Date, Buyer has granted to Supplier Personnel, with respect to Buyer Works, a right to Use such Works to the extent necessary for the provision of Services, for the sole purpose of providing such Services. Supplier shall not Use, and shall cause its Personnel and Affiliates not to Use, any such Works for any other purpose, and shall not sublicense any rights with respect to Works without Buyer’s prior written approval. Supplier shall cease, and shall cause its Personnel and Affiliates to cease, all Use of such Works upon expiration or termination of this SOW or the cessation of applicable Services under any related WA.

6.2	Supplier Works

(a)	Subject to the licenses granted under this Section 6.2, neither Supplier Personnel nor its Affiliates shall use any Supplier Works in the performance of the services without the prior written consent of the Buyer. Supplier hereby grants to Recipients and Former Recipients, and to such third parties performing work as permitted under this SOW, a world-wide, fully paid-up, non-exclusive license to Use, during the Term, Supplier Works for the conduct of their respective businesses; provided, however, in the case of Buyer, the license shall be limited solely to enable Buyer to receive and provide services to Buyer’s Customers.

(b)	Supplier shall grant to Buyer (and designees thereof for the sole purpose of providing services to the Recipients and Former Recipients), at no additional charge, the following: a perpetual, irrevocable, world-wide fully paid-up, non-exclusive license to Use such Supplier Works (including copies of source code and object code, programmer interfaces, available documentation, manuals and other materials necessary for the use thereof), and to sublicense such rights to other entities for the purpose of providing services to Recipients and Former Recipients.

6.3	Third Party Works

(a)	Grant of Rights

As of the Effective Date, with respect to Third Party Software licensed by Buyer that is subject to an existing, written license agreement identified by Buyer, Buyer has granted to Supplier, solely to the extent necessary for performing the Services, the rights of Use of such Software that Buyer has as of the Effective Date or later obtains with respect to such Software. Supplier shall comply with the duties, including Use restrictions and those of nondisclosure, imposed on Buyer by the third party licenses for such Third Party

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Software. Except as otherwise requested or approved by Buyer, Supplier shall cease, and cause its Authorized Subcontractors and Affiliates to cease, all Use of such Software upon expiration or termination of this SOW or upon the cessation of applicable Services under any related WA.

(b)	Introduction of Third Party Works

Neither Supplier, its Personnel nor its Affiliates shall introduce any Third Party Works in providing the Services without Buyer’s prior written approval.

(i)	Prior to the introduction of any such Third Party Work:

(A)	Supplier shall obtain the right to grant Buyer (and designees thereof for the sole purpose of providing services to Recipients), without additional charge or further obligation and upon the expiration, any whole or partial termination of this SOW, or cessation of Services, a perpetual, irrevocable, fully paid-up, non-exclusive license to Use such Third Party Work (including, with respect to software, source code, programmer interfaces, available documentation, manuals and other materials necessary for the use thereof), and to sublicense such rights to other entities for the purpose of providing services to Customers or Recipients; and

(B)	Supplier shall ensure that Buyer has the right to purchase ongoing maintenance and support for such Third Party Work on commercially reasonable terms.

(ii)	To the extent that Supplier is unable to obtain the rights and fulfill the obligations described in Section 6.3(b)(i)(A) above, Supplier shall notify Buyer in writing of its inability to grant such a license and of the cost and viability of other Works that can perform the requisite functions and with respect to which Supplier has the ability to grant such a license. This notice will contain the third party vendor’s proposed terms and conditions, if any, for making the Works available to Buyer and/or Buyer’s Customers after expiration, upon any partial or whole termination of this SOW, or upon cessation of Services under a related WA. Supplier may introduce such Works for use in providing the Services only with Buyer’s prior written approval.

6.4	Rights in Developed Works

(a)	Developed Works, whether developed solely or jointly by Buyer, Supplier Personnel, Affiliates or third parties, shall include the following: (i) modifications to, or upgrades or enhancements (derivative works) of, Customer Works, Buyer Works or Supplier Works; (ii) newly developed Works developed pursuant to this SOW that do not modify or enhance then existing Works; and (iii) modifications to, or enhancements (derivative works) of, Third Party Works. For avoidance of doubt, ownership of intellectual property rights in those Developed Works described in clause (i) of the preceding sentence shall be independent of ownership of intellectual property rights in the original Works from which such Developed Works were derived.

(b)

As between the Parties, Buyer shall have all rights, title and interest (limited to the extent permitted by the terms of any governing Third Party Works licenses with respect to item Section 6.4(a)(iii) above) in and to Developed Works (including all copies, as

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applicable), whether developed, first conceived or reduced to practice solely or jointly by Customer, Buyer, Supplier, their respective subcontractors or third parties. With respect to Developed Works, Supplier shall have the rights granted in, as applicable, Sections 6.1 and 6.3.

(i)	Supplier acknowledges that, as between the Parties, Buyer and the assigns of Buyer shall have the sole right to obtain, hold and renew in their respective names, and/or for their respective benefits, any domestic and foreign intellectual property rights in such Developed Works, including patents, copyrights, registrations, and other appropriate intellectual property or other protections. Supplier may use Developed Works solely to provide the Services during the Term. To the extent that exclusive title and/or ownership rights may not originally vest in Buyer as contemplated by the foregoing (e.g., such Developed Work may not be deemed “works made for hire” by operation of law), Supplier hereby irrevocably assigns, transfers and conveys to Buyer without further consideration all of its right, title, interest and ownership in such Developed Works.

6.5	Export

The Parties acknowledge that certain Software and technical data to be provided hereunder and certain transactions hereunder may be subject to export controls under the laws and regulations of the United States and other countries. Supplier agrees to comply with all such laws and regulations, including complying with the terms of the United States license authorizing Buyer to furnish the technical data to Supplier.

Neither Party shall export or re-export any such items or any direct product thereof or undertake any transaction in violation of any such laws or regulations. Supplier shall be responsible for, and shall coordinate and oversee, compliance with any such laws in respect of such items exported or imported as part of Supplier’s performance of the Services.

Supplier acknowledges that these obligations survive the termination of any agreements or other arrangement under which the Software and/or technical data were provided to Supplier.

7.	PERFORMANCE STANDARDS

7.1	General

(a)	Supplier’s level of performance will at all times be consistent with or better than acceptable industry standards and will comply with the specific service levels identified in or established pursuant to Schedule C (Performance Measurements and Reports) (each, a “Service Level”). Where industry standards are lower than the specific Service Levels applicable under this SOW, Supplier shall comply with the Service Levels.

8.	SUPPLIER RESPONSIBILITIES

8.1	Performance Measurements and Reports

(a)	As of the Effective Date, Buyer has determined a minimum set of periodic and ad-hoc measurements and reports to be issued by Supplier to Buyer, which shall include the reports set forth in Schedule C. Supplier shall participate and provide complete and accurate input on a timely basis as requested by Buyer. Failure to provide complete, accurate, and timely input will adversely affect Supplier’s Timeliness SLA.

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8.2	Change Control

(a)	The responsibility for establishing the IT architecture, standards, products and strategic direction of Buyer’s Customers shall at all times remain with Buyer. Supplier, in performing the Services, shall conform to and shall support such architecture, standards, products and strategic direction and will use Buyer Change management tools and procedures as directed by Buyer.

8.3	Loan of Buyer Assets

In the event that assets are loaned to Supplier or Supplier Personnel, Supplier will be responsible for risk of loss and for the return of those assets to Buyer. In the event of a loss of loaned assets, Supplier will pay Buyer the cost of the loaned asset. Cost may be the sum of the cost of production, as incurred by the Buyer, and may include further costs of Buyer over and above the price paid to produce the asset. This clause supercedes any other contractual language regarding the replacement cost of loss of a loaned asset.

8.4	Use of Subcontractors

(a)	Supplier will not subcontract any of its work under this Agreement to any third party or Affiliate without Buyer’s written consent. For any subcontractor Supplier proposes, Supplier will conduct all reviews and complete and submit any documentation as requested by Buyer to evaluate the subcontractor. For any subcontractor approved by Buyer, Supplier will also conduct reviews and complete and submit documentation as requested by Buyer on an annual basis to reevaluate the subcontractor. Buyer has no obligation to approve any subcontractor. Under no circumstances will Supplier permit any subcontractor to subcontract further. Upon Buyer’s request, Supplier will immediately stop using a subcontractor that Buyer has previously approved.

(b)	Supplier shall require any third-party vendor chosen to provide products or deliver services as a subcontractor, to adhere to the standards, policies and procedures in effect at the time, whether such standards, policies and procedures pertain to Buyer or Supplier. Supplier shall not insert into any subcontract any provision, the effect of which would be to limit the ability of a subcontractor to contract directly with Buyer. In addition, Supplier shall use commercially reasonable efforts to have the prospective subcontractor agree to waive or forego any rights under agreements with the subcontractor’s personnel that might restrict the ability of Buyer or its Customers to recruit or hire such personnel. If Supplier is not able to cause a proposed Supplier subcontractor to so waive such rights, Supplier shall notify Buyer of its inability to cause such waiver and shall not enter into such subcontract without the prior written consent of Buyer.

(c)	Supplier shall remain responsible for all obligations performed by subcontractors to the same extent as if such obligations were performed by Supplier, and for purposes of this SOW, such work shall be deemed work performed by Supplier. Supplier shall be Buyer’s sole point of contact regarding the Services, including with respect to payment. Supplier shall not disclose Buyer Confidential Information to a subcontractor unless and until such subcontractor has agreed, in writing, to protect the confidentiality of Confidential Information through an appropriate nondisclosure agreement that contains terms substantially consistent with this SOW, and then only to the extent necessary for the subcontractor to perform Services.

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(d)	To the extent subcontractors, agents, representatives and other entities perform Services, or otherwise provide support to Supplier related to the Services, Supplier shall cause such entities to comply with the obligations and restrictions applicable to Supplier under this SOW. Without limiting the generality of the foregoing, Supplier shall include in all of its subcontracts, as flow down provisions, without limiting, provisions substantially similar to those provisions of this SOW relating to (A) intellectual property/proprietary rights, ((B) performance standards, (C) audit rights, (D) confidentiality, and (E) representations and warranties. Supplier’s subcontractors may not assign or transfer their obligations under this SOW without Buyer’s consent.

(e)	Except as otherwise expressly provided in this SOW, Buyer shall have no responsibility for any termination charges or cancellation fees charged to Supplier by any third party, including Supplier’s subcontractors and Buyer’s Affiliates, that are applicable to third party service contracts or any other contract then used to provide the Services, as a result of any withdrawal or cessation of Services authorized under this SOW. Supplier shall at all times assume all such liability with its Affiliates and subcontractors, shall provide Buyer with reasonable prior written notice before entering into a proposed subcontract or other arrangement that may not be compliant with Article 8.4, and shall not enter into such subcontract or other arrangement without Buyer’s prior written approval, which approval may be withheld in Buyer’s sole discretion.

(f)	Where Supplier engages any subcontractors to perform its obligations under this SOW, Supplier will designate 25% of its subcontract revenues under this SOW to subcontractors that are certified Minority and Women Business Enterprises or businesses owned by veterans or service-disabled veterans, gays and lesbians or people with disabilities (each a Diversity Business Enterprise or “DBE”). This should include, but is not limited to, such diversity subcontractors on Supplier’s bid lists to Buyer. Supplier will demonstrate its adherence and details of its engagement with certified diversity suppliers by providing spending data with these Certified DBEs as part of required quarterly measurement reporting.

(i)	For purposes of this Section 8.4(f)(i), a “Certified DBE” shall mean a proposed DBE that Supplier has reasonably determined satisfies Buyer’s supplier diversity program requirements for the United States, including: (A) third party agency certifications or a reasonable assessment by Supplier; (B) evidence that the actual business arrangement has disadvantaged principals of the DBE as meaningful contributors; (C) the DBE’s history of successfully completing projects; and (D) the DBE’s financial viability. Supplier shall provide Buyer with any reasonable assistance and information necessary to determine the extent to which Supplier’s subcontractors qualify as Certified DBEs. Examples of DBEs in the United States include disadvantaged groups who have at least fifty-one percent (51%) ownership (or thirty percent (30%) ownership, if publicly traded), control and day-to-day operations responsibility, and operate a business in the manner described above. Disadvantaged groups in the United States include, but are not limited to, minorities and women, people with disabilities, veterans of war, gays/lesbians, etc.

8.5	Contractor Sourcing Application

(a)

Supplier agrees to utilize the Contractor Sourcing Application (CSA) (the “Requester Applications”) 100% of the time upon full availability thereof. Supplier’s failure to do so may result in a reduction of business awards from Buyer, at Buyer’s sole discretion. Supplier agrees that the terms and conditions of this SOW and the Base Agreement are

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fully incorporated into and made a part of purchase orders generated via CSA. Supplier will manage its Userids for the CSA and will comply with the following rules when using the CSA: (i) at no time will two users be permitted to log onto the CSA using the same Userid; (ii) each Userid will be issued to an individual person who will be responsible for use of that Userid; (iii) the CSA will be treated in accordance with the confidentiality provisions of the agreement entitled “Agreement for the Exchange of Confidential Information”; (iv) Supplier will limit CSA access to their own direct employees on an as-needed basis and will not allow its subcontractors direct access to CSA; (v) use of the CSA should be scanned using an antivirus program; and (vi) Supplier will be solely responsible for the management of CSA Userids and immediately inform Buyer of any CSA data protection risks associated with such Userids.

(b)	Supplier will have a written agreement with its personnel wherein its personnel agree that IBM may store their resume information for the life of the transaction for business use related to the provision of the Services.

(c)	Supplier will input the wage data of all candidates submitted through CSA. This applies to both on and off matrix wages.

(d)	Supplier will remit a subscription fee to Buyer, for the use of the CSA, which will be equal to five tenths of one percent (.5%) of the total amount of hourly services payments made to Supplier under this SOW. The subscription amount due must be remitted to IBM no later than sixty (60) days after the date of written notification by IBM of the subscription fee amount to the address specified by Buyer. If subscription fee amounts are not received by the due date, Buyer will impose a penalty of $500.00 per calendar day for each day beyond the due date that the monies have not been received. If the subscription fee has not been received by the 5th calendar day after the due date, Supplier will be removed from CSA, will not receive new business opportunities or placements, and will not be reinstated until the subscription fee and full penalty amount are received.

9.	AUDITS

9.1	Audit Rights

(a)	Supplier shall maintain a complete audit trail of financial and non-financial transactions resulting from this SOW. Supplier shall provide to Buyer and Buyer’s auditors, access at reasonable times to facilities where either Supplier or any of its subcontractors is providing Services, to personnel, and to data and records (but not to other Supplier customer data and records) relating to the Services for the purpose of performing audits and inspections of either Supplier or its subcontractors during the Term and for the period Supplier is required to maintain records hereunder or under the Base Agreement, for any reasonable business purpose, including:

(i)	To verify the accuracy of charges and invoices;

(ii)	For performance to the terms of this SOW;

(iii)	For the conduct of Supplier operations and procedures relevant to Supplier’s performance of its obligations under this SOW (including audits of Supplier’s management processes and checkpoints utilized by Supplier to manage compliance with Buyer control policies and processes), and

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(iv)	The efficiency and costs of Supplier, in performing the Services, but only to the extent affecting the amounts that Buyer pays for the Services pursuant to pricing methodologies and rates set forth in this SOW, or the timing of Services under this SOW).

(b)	Supplier shall provide to such auditors and other representatives such assistance, as they reasonably require. Supplier shall also make Supplier Personnel reasonably available for interviews and follow up discussions with such auditors and other representatives. Supplier shall cooperate fully with Buyer, or its designees, in connection with audit functions. Buyer’s auditors and other representatives shall comply with Supplier’s reasonable security requirements.

(c)	Notwithstanding any limitations set forth in this Section 9.1, Supplier agrees that Buyer, through those Buyer Personnel authorized by Buyer, shall have an absolute, unconditional right of immediate physical and logical access (i) to any and all Buyer Software, data (including Customer data and Buyer data) and all related materials necessary to effectively use the code and data, and (ii) to all other Buyer-owned assets; provided, however, that such right of access shall be subject to reasonable site security procedures that do not unreasonably restrict Buyer access and that are only intended to authenticate the identity of Buyer Personnel who are authorized by Buyer pursuant to this Section 9.1(c).

(d)	Supplier shall conduct audits of, or pertaining to, the Services in such manner and at such times as is consistent with the audit practices of well-managed operations performing services similar to the Services, including as necessary to routinely verify Supplier’s and its subcontractors’ compliance with Buyer’s IT control policies.

9.2	Audit Follow-Up

(a)	Buyer and Supplier shall meet to review each audit report promptly after the issuance thereof and to mutually agree upon an appropriate and effective manner in which to respond to the deficiencies identified and changes suggested by the audit report; provided, however, that if an audit identifies an overcharge, Supplier shall promptly refund such overcharge and pay any applicable rebates and CSA and/or other fees. Supplier shall pay a penalty of $500 for each invoiced non-compliant wage condition that occurs, up to $4,000 per incident per WA.

10.	BUYER RESPONSIBILITIES

10.1	Responsibilities

In addition to Buyer’s responsibilities as expressly set forth elsewhere in this SOW or the Base Agreement, Buyer shall be responsible for the following:

(a)	Buyer shall designate one individual to communicate directly with the Supplier Account Executive, to whom all Supplier communications concerning this SOW shall be addressed (the “Relationship Manager”).

(b)	Buyer shall cooperate with Supplier, including by making available timely management decisions, information, approvals and acceptances, as reasonably requested by Supplier so that Supplier may accomplish its obligations and responsibilities hereunder. The Relationship Manager, or his or her designee, will be the principal point of contact for obtaining such decisions, information, approvals and acceptances. Only personnel as expressly so designated by Buyer will be authorized to make commitments on the part of Buyer that amend this SOW.

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10.2	Solicitation of Supplier Personnel

In the event Supplier Personnel accepts an offer of employment from Buyer during the performance of this SOW, Buyer will pay Supplier a placement fee based on the amount of time from the date the Supplier Personnel commenced performance of Services for Buyer to the date of acceptance of Buyer’s offer of employment as follows: (i) Buyer’s offer of employment accepted up to 3 months after commencement of performance entitles Supplier to a placement fee of $8,000.00; (ii) Buyer’s offer of employment accepted after 3 months and up to 6 months of commencement of performance entitles Supplier to a placement fee of $6,000.00; and (iii) Buyer’s offer of employment accepted after 6 months of commencement of performance will not entitle Supplier to any placement fee. The above-mentioned placement lump-sum fee (or lack thereof as described in (iii) of this Subsection) represents Buyer’s entire liability to Supplier for the solicitation and hire of Supplier Personnel and fair and valuable consideration for Supplier to waive any of its rights pursuant to any restrictive covenant/non-competition agreements it may have with Supplier Personnel. In the event that any Supplier Personnel apply for and are offered employment by Buyer or Buyer’s Customer, without prior solicitation by Buyer, Supplier will not charge Buyer with any placement fee, expenses or costs resulting from such hiring, nor seek any damages from Buyer.

10.3	Supplier Personnel Time Reporting

Notwithstanding any other language or agreement to the contrary, Buyer will not, and Supplier agrees that Buyer has no responsibility to, approve any Supplier personnel’s time sheets. Buyer may review, sign and/or submit Supplier personnel’s timesheets, whether manually or electronically. However the parties agree that such review, signature and/or submittal are strictly for Buyer’s billing verification purposes only and shall in no way constitute concurrence, approval nor any other commitment or obligation on the part of Buyer to Supplier or Supplier personnel.

11.	CHARGES

11.1	General

All Prices applicable to the Services are expressly set forth in Schedule A to this SOW. Such Prices shall be deemed to fully compensate Supplier for all of the resources, including administrative and managerial resources used in providing the Services or otherwise in performing Supplier’s obligations under this SOW. There shall be no charges to Buyer except those expressly provided for in this SOW.

11.2	Offsets

Buyer may credit the value of Services that are performed in another country under the terms and conditions of this SOW against any offset obligations. Supplier will agree to consult with and assist Buyer as may be reasonably necessary to validate such offset credits with foreign government offset agencies.

11.3	Global Resources

Supplier will use reasonable efforts to identify Global Resource opportunities and utilize such Resources whenever possible and appropriate in the performance of its obligations under this Agreement. As opportunities for cost savings under this subsection arise, the parties will determine in advance of such engagement, the manner in which cost savings will be shared.

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12.	INVOICING AND PAYMENT

12.1	Invoicing

(a)	Subject to Section 12.1(b), Supplier shall invoice Buyer once per month per WA, by means of an electronic file, for all amounts due under this SOW. Supplier will not combine Services and reimburseable expenses in a single invoice but shall submit a separate invoice for Services and reimbursable expenses.

(b)	Supplier shall not invoice Buyer for charges, and Buyer shall not be obligated to pay any charges, that are not properly invoiced within three (3) months after the last date of the period of performance of Services for which the invoice is rendered; provided, however, that to the extent that any charges are disputed or are being negotiated by Buyer, the foregoing time period shall be tolled for so long as Buyer continues to dispute or negotiate such charges or expenses.

(c)	To the extent a refund, credit or other rebate may be due Buyer (either for goods or services paid for by Buyer or otherwise pursuant to this SOW), Supplier shall provide Buyer with an appropriate credit against amounts then due and owing on the invoice following the month in which the credit is determined to be owed; if no further payments are due to Supplier, Supplier shall pay such amounts to Buyer within forty-five (45) calendar days.

(d)	Supplier will only invoice Buyer for time spent actually working either at home, at Buyer’s, or at Buyer’s Customer’s premises, and not for time Supplier Personnel spend “on call”. Buyer will provide pagers for Supplier Personnel who are required to be on call. Invoices to Buyer must include the following:

•	WA Number

•	Applicable WA line Item Numbers

•	Terms of Payment as stated below

•	Exact Billing Period Dates

•	Name & Skill Classification of Supplier Personnel performing invoiced services

•	Number of Straight Time and Overtime Hours for Supplier Personnel performing invoiced services

•	Applicable Bill Rates

•	Other Authorized Costs (e.g., business travel)

•	Total Amount Invoiced

•	Other Required Data, if any

12.2	Payment Due

(a)	Invoices are due and payable net 60 days from receipt of an acceptable invoice provided however, that Buyer has no obligation to pay to Supplier any invoice (or any portion thereof) withheld, either voluntarily or by court order, as a result of Buyer’s Customer (i) becoming insolvent or (ii) the filing of any voluntary or involuntary proceeding with the Bankruptcy Court of the United States District Court (or any foreign equivalent).

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12.3	Accountability

(a)	Supplier shall maintain complete and accurate records of, and supporting documentation for, all amounts chargeable to, and payments made by, Buyer under this SOW, in accordance with generally accepted accounting principles applied on a consistent basis, and shall retain such records in accordance with Buyer’s records retention policy as this policy may be adjusted from time to time.

(b)	Supplier agrees to provide Buyer with documentation and other information with respect to each invoice as may be reasonably requested by Buyer to verify that Supplier’s charges are accurate, correct, and valid in accordance with the provisions of this SOW. To the extent that Supplier fails to provide such documentation or other information requested by Buyer and Buyer so notifies Supplier of such failure, the due date for payment of the related charge shall be tolled until Supplier provides such documentation or other information. Buyer, and its respective authorized agents and representatives, shall have access to such documentation and other information for purposes of audit pursuant to Article 9 during the Term, and during the period for which Supplier is required to maintain such records pursuant to the Base Agreement.

12.4	Transition to SOW Pricing

Where Buyer is or becomes a Customer’s prime contractor (as a result of outsourcing, merger and acquisition, or other business situations), and Supplier is incumbent as a subcontractor providing Services which are substantially the same as those described in Section 3 of this SOW, Supplier agrees to transition to the rate structure of this SOW within the timeframe specified by Buyer.

12.5	Pricing of Non-Recruited Resources

(a)	When Buyer’s Client or Requester refers a specific, named resource to Supplier for placement under this SOW (“Non-Recruited resource”), Supplier will bill Buyer at the mark-up shown on the Non-Recruited Price Matrix in Schedule A.

(b)	Article 5.1(b) (Services Warranty Period) and Article 10.2 (Solicitation of Supplier Personnel) shall not be applicable to non-recruited resources.

(c)	This Article 12.5 will not apply if the non-recruited resource had provided Services through the Supplier under this SOW within the immediate 6 month period preceding the date of referral by Buyer.

13.	SAFEGUARDING OF DATA

13.1	Buyer Information

(a)	Buyer Information will be and remain the property of Buyer. Supplier, its Personnel and its Affiliates shall not possess or assert liens or other rights against or to Buyer Information. (i) No Buyer Information, or any part thereof, will be sold, assigned, leased, or otherwise disposed of to third parties by Supplier or commercially exploited by or on behalf of Supplier, its employees or agents; (ii) Supplier shall not utilize Buyer Information for any purpose other than that of rendering the Services under this SOW. Upon Buyer’s request, Buyer Information shall be returned to Buyer in a form reasonably requested by Buyer, or if Buyer so elects, shall be destroyed.

(b)

Supplier agrees that any information obtained from Buyer or Buyer’s Customer in connection with Supplier’s performance under this Agreement, including, but not limited to, Buyer’s Customer names and Buyer’s Customers information, may only be used by

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Supplier in support of Supplier’s provision of services as contemplated under this Agreement. Supplier will not contact Buyer’s Customers in an effort to arrange a contracting relationship, for the Services provided hereunder, without Buyer’s prior written approval.

13.2	Safeguarding Data: Compliance with Security and Control Requirements

(a)	Supplier shall establish and maintain safeguards against the unauthorized access, copying, destruction, loss or alteration of Buyer Data in the possession of Supplier that are no less rigorous than the most rigorous practices of Buyer or Supplier as of the Effective Date. Buyer shall have the right to establish backup security for Buyer Data and to keep backup and files for such data in its possession if it chooses.

(b)	Buyer shall retain responsibility for the creation of security and control policies, practices, standards, requirements, and specifications, which, as amended by Buyer from time to time, shall be provided to Supplier. Buyer will endeavor to provide Supplier as much notice of such items as is realistically practicable under the circumstances. Supplier and its subcontractors shall (i) comply with all Buyer security and control policies, practices, standards, requirements and specifications, including compliance with ISO/IEC 17799 (Information Technology /Code of Practice for Information Security Management), Buyer Information Technology Computer Security & Use Guidelines (ITCS300) or their successors; (ii) provide appropriate hardware and systems software to comply with Buyer security and control policies, practices, standards, requirements and specifications; (iii) segregate all Buyer Information from that of any other client; and (iv) provide direct and unfettered access to all assets used to provide Services under the SOW for investigations, compliance reviews, and audits.

13.3	Unauthorized Access

Without limiting the generality of Sections 13.1 and 13.2:

(a)	Supplier Personnel will not access, attempt to access, and will not allow access to, Buyer Information that is not required for the performance of the Services by such Personnel. If access is attained in contravention of the immediately preceding sentence, Supplier shall immediately report the incident to Buyer, describe in detail the accessed materials and return to Buyer copied or removed materials.

(b)	Supplier shall utilize commercially reasonable efforts to guard against, identify and promptly terminate the unauthorized access, copying, alteration or destruction of Software and Buyer Data within those technology environments for which Supplier is responsible as part of the Services.

13.4	Data Privacy

(a)	Supplier shall comply with Buyer’s requests to purge Buyer Data, as required by the Privacy Laws. Nothing in this SOW shall prevent Buyer from taking the steps it deems necessary to comply with the Privacy Laws.

(b)	Supplier shall forward to Buyer any requests received by Supplier from individuals for information regarding Buyer Information and Buyer shall determine and coordinate all responses to such requests. Upon a Party’s reasonable written request, the other Party will provide the requesting Party with such information that it has regarding Buyer Information and its processing that is necessary to enable the requesting Party to comply with its obligations under this Section 13.4 and the Privacy Laws.

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(c)	Supplier will report any breaches of protection of Personal Data and allow Buyer to participate in any investigation regarding a breach and in related Customer notification.

14.	CONFIDENTIALITY

In addition to Supplier’s responsibilities under any other confidential agreement between the Parties, the following shall apply.

14.1	Confidential Information

(a)	The terms of this SOW shall be deemed Confidential Information.

(b)	In the case of Buyer, Confidential Information also shall include, whether or not designated “Confidential Information”:

(i)	All specifications, designs, documents, correspondence, documentation, data, and other materials and work products to the extent prepared by or for Supplier on behalf of Buyer, a Recipient or Former Recipient in the course of performing the Services;

(ii)	All information concerning the operations, affairs and businesses of Buyer, a Recipient, Former Recipient, or any of the Affiliates of such entities; the financial affairs of Buyer, a Recipient, Former Recipient, or any of the Affiliates of such entities; and the relations of a Recipient, Former Recipient, or any of the Affiliates of such entities with its customers, employees and service providers (including Customer lists, Customer information, account information, consumer markets and other information regarding any of the foregoing entities’ business planning, operations, or marketing activities);

(iii)	Buyer Works and Works provided to Supplier by or through a Recipient or Former Recipient (including Third Party Works licensed by a Customer);

(iv)	Customer Data and Buyer Data; and

(v)	Personal Information

(Collectively, the “Buyer Confidential Information”).

14.2	Obligations

(a)	Each Party shall use commercially reasonable efforts so that its Personnel, agents and contractors comply with the provisions of this Article 14.

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MASTER TECHNICAL SERVICES AGREEMENT	Agreement # 4998CC0044-002

STATEMENT OF WORK	SOW # 4908021177

15.	REPRESENTATIONS AND WARRANTIES

15.1	Works

Supplier represents, warrants and covenants that it is and will be either the owner of, or authorized to use for its own and Buyer’s and Buyer’s Customers’ benefit, all Supplier Works and Third Party Works used and to be used in connection with the Services.

15.2	Compliance with Laws and Regulations

(a)	Supplier represents that it is its intent to comply, and covenants that it shall comply, with all privacy and data protection laws (“Privacy Laws”) and all rules and regulations which apply to Supplier in the performance of its obligations under this SOW: (1) of all countries where Personal Information is gathered, stored or processed (“Applicable Countries”); and (2) which are or which in the future may be applicable to Personal Information or the Services, including the Gramm-Leach-Bliley Act (P.L. 106-102) (15 U.S.C. §6801 et seq.), the Fair Credit Reporting Act (15 U.S.C. §1681 et seq.), implementing legislation for Directive 95/46/EC of the European Parliament and of the Council of 24 October 1995 (as incorporated into domestic legislation of the EU countries including the U.K. Data Protection Act of 1998), and any applicable secondary legislation, regulations, and orders.

(i)	“Personal Information” means information, in any form, provided to Supplier by or on behalf of Buyer or Buyer’s Customers, that alone, or in combination with other information, (A) uniquely identifies a current, former or prospective director, outside director, employee, retiree, customer or counterparty (whether, in each case, an individual, corporate or other legal entity) of Buyer or Buyer’s Customers, or their respective spouses or families, or (B) is considered “sensitive personal data”, such as political opinions, religious beliefs or information related to the physical or mental health of a current, former or prospective director, outside director, employee, retiree, customer or counterparty (whether, in each case, an individual, corporate or other legal entity) of Buyer or Buyer’s Customer, or their respective spouses or families; or as otherwise defined under the laws of an Applicable Country. Personal Information includes copies of such information or materials derived from such information. For the purpose of this Section 15.2 only, Personal Information shall include information in respect of which a duty of confidence or secrecy is owed to customers or other contacts of Buyer’s Customer.

(ii)	In the event of a conflict or inconsistency between a provision of this SOW applicable to Confidential Information, on the one hand, and a provision applicable to Personal Information, on the other hand, the latter will control to the extent of the conflict or inconsistency. In the event that a warrant or similar document is issued by a court of competent jurisdiction in an Applicable Country for the inspection, examination, operation or testing of any Supplier technologies used or intended to be used for Personal Information, Supplier shall promptly notify Buyer-designated recipients in writing. In the event that Buyer is required to disclose Personal Information (A) in accordance with the Privacy Laws of an Applicable Country or (B) as required by the order of a court of competent jurisdiction of an Applicable Country, it shall promptly notify Supplier in writing prior to disclosure.

(b)	Each Party shall cooperate with the relevant authorities in accordance with any applicable timeframes identified by such authorities in identifying the respective roles and obligations of each Party with respect to Personal Information.

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MASTER TECHNICAL SERVICES AGREEMENT	Agreement # 4998CC0044-002

STATEMENT OF WORK	SOW # 4908021177

15.3	Viruses

“Virus” shall mean (a) program code or programming instruction or set of instructions intentionally designed to disrupt, disable, harm, interfere with or otherwise adversely affect computer programs, data files or operations; or (b) other code typically described as a virus or by similar terms, including Trojan horse, worm or backdoor. Supplier represents and covenants that it will use commercially reasonable efforts to ensure that no Viruses are coded or introduced into any systems used to provide the Services. If a Virus is found to have been introduced into any such systems, Supplier promptly shall notify Buyer in writing of the introduction and, at no additional charge to Buyer, assist Buyer in reducing the effects of the Virus, and if the Virus causes an interruption of the Services, a loss of operational efficiency or loss of data, assist Buyer to the same extent to mitigate and restore such losses. Buyer shall have the flexibility to re-prioritize Supplier’s provision of the Services to reduce the effects of the Virus.

15.4	Disabling Code

Supplier represents that it shall not knowingly insert, and covenants that in the course of providing the Services it shall not insert, into Software any code, which would have the effect of disabling or otherwise shutting down all or any portion of the Services. With respect to any disabling code that may be part of Software, Supplier represents and covenants that it shall not invoke such disabling code at any time without Buyer’s prior written consent. For purposes of this representation and covenant, programming errors will not be deemed disabling code to the extent that Supplier can demonstrate that such errors were not made with the intention of disabling or otherwise shutting down all or any portion of the Services.

16.	INSURANCE

16.1	Risk of Loss

Each Party shall be responsible for risk of loss of, and damage to, any Equipment, Software or other materials in its possession or under its control, except where such loss or damage is caused by the acts or omissions of the other Party or its agents; provided, however, that such exception shall not apply to the extent that such loss or damage which is caused by the acts or omissions of the other Party or its agents arises from the former Party’s failure to perform its obligations under the SOW.

17.	GENERAL

17.1	Notices

All notices, requests, demands, and determinations under this SOW (other than routine operational communications), shall be in writing and shall be deemed duly given (i) when delivered by hand, (ii) one (1) day after being given to an express, overnight courier with a reliable system for tracking delivery, (iii) when sent by confirmed facsimile or electronic mail with a copy sent by another means specified in this Article 17.1 (and the effective date of such notice shall be governed by the terms set forth herein relating to such other means), or (iv) six (6) calendar days after the day of mailing, when mailed by United States mail, registered or certified mail, return receipt requested, postage prepaid. Notices under this Section 17.1 shall be addressed to Buyer’s Relationship Manager and/or to Supplier’s Business Contact.

A Party may from time to time change its address or designee for notification purposes by giving the other prior written notice of the new address or designee and the date upon which it will become effective.

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MASTER TECHNICAL SERVICES AGREEMENT	Agreement # 4998CC0044-002

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17.2	Counterparts

This SOW may be executed in several counterparts, all of which taken together shall constitute one single agreement between the Parties.

17.3	Headings

The headings in this SOW are intended to be for reference purposes only and shall in no way be construed to modify or restrict any of the terms or provisions of this SOW.

17.4	Severability

In the event that any provision of this SOW conflicts with the law under which this SOW is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law. The remainder of this SOW shall remain in full force and effect.

17.5	Consents and Approval

Except where expressly provided as being in the discretion of a Party, where agreement, approval, acceptance, consent, or similar action by either Party is required under this SOW, such action shall not be unreasonably delayed or withheld. An approval or consent given by a Party under this SOW shall not relieve the other Party from responsibility for complying with the requirements of this SOW, nor shall it be construed as a waiver of any rights under this SOW, except as and to the extent otherwise expressly provided in such approval or consent. Each Party shall, at the request of the other Party, perform those actions, including executing additional documents and instruments, reasonably necessary to give full effect to the terms of this SOW.

17.6	Waiver of Default

No waiver or discharge shall be valid unless in writing and signed by an authorized representative of the Party against which such amendment, waiver, or discharge is sought to be enforced. A delay or omission by either Party to exercise any right or power under this SOW shall not be construed to be a waiver of such right or power. A waiver by either of the Parties of any of the obligations to be performed by the other Party or any breach shall not be construed to be a waiver of any succeeding breach or of any other obligation contained in this SOW.

17.7	Cumulative Remedies

Except as otherwise expressly provided in this SOW, all remedies provided in this SOW shall be cumulative, in addition to and not in lieu of any other remedies available to either Party at law, in equity or otherwise.

17.8	Survival

Upon the expiration or termination of this SOW (in whole or in part, as applicable) for any reason, the provisions of Articles 2, 7, 10, 14, 15, 16, and 17 and Sections 13.2, and 16.1, shall survive indefinitely and continue in full force and effect. Any other provision of this SOW that contemplates performance or observance subsequent to any termination or expiration of this SOW (in whole or in part) shall survive any termination or expiration of this SOW (in whole or in part, as applicable) and continue in full force and effect.

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MASTER TECHNICAL SERVICES AGREEMENT	Agreement # 4998CC0044-002

STATEMENT OF WORK	SOW # 4908021177

17.9	Public Disclosures and Marks

All media releases, public announcements, and public disclosures by either Party relating to this SOW or the subject matter of this SOW, including promotional or marketing material, but not including announcements intended solely for internal distribution or disclosures to the extent required to meet legal or regulatory requirements beyond the reasonable control of the disclosing Party, shall be coordinated with and approved in writing by the other Party prior to release. Neither Party shall (i) furnish any of the other Party’s names (or any abbreviations thereof), or those of any Affiliate to such Party; or (ii) use any of the other Party’s names, logos, trademarks, service marks or proprietary indicia or any adaptations thereof or those of any Affiliate to such Party, in any advertising or promotional materials, including, but not limited to, press releases, letters, presentations, marketing or other materials, whether in written, oral or electronic form, or for any other commercial purposes, or otherwise identify the other Party or any Affiliate to such Party as a client or vendor of such Party without the prior written consent of the other Party.

17.10	Amendment

This SOW shall not be modified, amended or in any way altered except by an instrument in writing signed by both Parties.

17.11	Incorporation by Reference

All Schedules, Attachments and Exhibits are hereby incorporated by reference into this SOW. Subject to Section 17.10, any amendments to such Schedules, Attachments and Exhibits, and any other Schedules, Attachments and Exhibits that are agreed upon by the Parties after the Effective Date, shall likewise be incorporated by reference into this SOW.

17.12	Buyer Policies

To the extent that this SOW requires Supplier to comply with or act in accordance with Buyer policies or procedures, Buyer shall provide Supplier with a copy of such policies or procedures.

IN WITNESS WHEREOF, the Parties have caused this SOW to be executed by their respective duly authorized representatives as of the Effective Date.

[Core Supplier Name]		International Business Machines Corporation

By:	/s/ Dirk A. Dent	By:	/s/ Tracy A. Thompson
Printed:	Dirk A. Dent	Printed:	Tracy A. Thompson
Title:	EVP	Title:	US Sourcing Manager, Technical Services

Date: 6/24/08		Date: Jun 26 / 08

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